Exhibit 99.1

FOR IMMEDIATE RELEASE-
April 12, 2010

COMPANY CONTACT:
Kendra Berger
Chief Financial Officer
NTN Buzztime, Inc.
(760) 438-7400

CCG CONTACT:

Mark Collinson
Senior Partner
CCG Investor Relations
(310) 954-1343

NTN Buzztime, Inc. Announces New CEO Michael J. Bush to Lead Company

CARLSBAD, Calif., April 12/PRNewswire-FirstCall/ — NTN Buzztime, Inc. (NYSE Amex: NTN) today announced that Michael J. Bush, currently a member of the company’s Board of Directors, has been appointed Chief Executive Officer, effective April 12, 2010. Mr. Bush will remain on the Board, but resign from the Audit and Nominating and Corporate Governance/Compensation committees.

Commenting on the appointment, Mr. Bush stated, “I greatly look forward to leading NTN Buzztime as we seek to capitalize on the significant strides we made in 2009 by solidifying and executing our business plan. Buzztime has great potential to add significant value to our bar and restaurant clients through player growth and activation. I see a tremendous future for the business.”

“We are extremely pleased to have Michael at this important juncture in the company’s history. His track record, skill set and contribution as a member of the Board ideally position him to lead the next phase of growth at NTN Buzztime,” noted Chairman Jeff Berg.

Mr. Bush joins NTN Buzztime with over 23 years executing business growth strategies and building sustainable shareholder value, most recently as President and CEO of 3 Day Blinds, Inc. Prior to 3 Day Blinds, Mr. Bush was President and Chief Executive at Anchor Blue Retail Group, a 175 store chain of youth oriented apparel stores and Levi's and Dockers' Outlets by MOST, an 80 store chain of outlet stores selling Levi Strauss & Company apparel in outlet malls. Mr. Bush also participated as an investor with Sun Capital Partners in the November 2003 buy out of Anchor Blue.

Before Anchor Blue, Mr. Bush was President and Chief Executive of Bally North America, a member of the Board of Directors of Bally International AG, the parent company for Bally and Senior Vice President of Global Re-engineering. During his time at Bally, Mr. Bush was instrumental in restructuring the global operations of Bally as part of a turnaround plan. While working on global re-engineering, Mr. Bush also managed the North American operations for Bally which included wholesale, retail, distribution and merchandising operations.

Prior to Bally, Mr. Bush was Chief Operating Officer and Executive Vice President of Movado Group, Inc., a publicly traded global manufacturer and marketer of wristwatches. Mr. Bush joined Movado from Ross Stores where he served as Senior Vice President of Strategic Planning, Business Development and Marketing. He began his career at Bain & Company in San Francisco where he worked for 6 years primarily focusing on retail and consumer goods companies.

Mr. Bush currently serves as a director of Ross Stores (NSDQ:ROST), a Fortune 500 company, and Technoserve, a global not-for-profit enterprise involved in economic development in Africa and Latin America. He is a graduate of Dartmouth College and the Stanford Graduate School of Business.

About Buzztime

NTN Buzztime, Inc. (NYSE Amex: NTN) is one of the most popular interactive bar and restaurant entertainment networks. Trusted for over 25 years by restaurant, bar and pub owners, Buzztime develops trivia, card and sports games and broadcasts them on the Buzztime Network to 4,000 locations throughout North America. More than 1,000,000 registered players use a blue Playmaker or their Apple iPhone® to compete in more than 4,500,000 games each month. Players spread the word and invite friends and family to their favorite Buzztime location to enjoy an evening of fun and competition or unwind from a hectic day. Buzztime ups the fun factor – turning visitors into regulars and attracting new players every day of the week. For the most up-to-date information on NTN Buzztime, please visit http://www.buzztime.com/.

Forward-looking Statements
This release contains forward-looking statements which reflect management's current views of future events and operations. These statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include the risk of changing economic conditions, failure of product demand or market acceptance of both existing and new products and services and the impact of competitive products and pricing. Please see NTN Buzztime, Inc. 's recent filings with the Securities and Exchange Commission for information about these and other risks that may affect the Company. All forward-looking statements included in this release are based on information available to us on the date hereof. These statements speak only as of the date hereof, and NTN Buzztime, Inc. does not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized.

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